Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-85327, 333-89489, 333-54924, 333-56068, 333-63422, 333-69812, 333-97227 and 333-109431) and Form S-8 (No. 033-70100, 333-1438, 333-31417, 333-45799, 333-71641, 333-94619, 333-46002, 333-61166, 333-69822, 333-89590, 333-109432 and 333-121988) of Asyst Technologies, Inc. of our report dated June 29, 2005 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

June 29, 2005